Exhibit 10.20

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO SUBSCRIBE FOR SHARES

Company:	STRONGBRIDGE BIOPHARMA PUBLIC LIMITED COMPANY, a public limited company incorporated under the laws of Ireland
Number of Shares:
Class of Share:	Ordinary Shares of nominal value US$0.01
Warrant Price:	$2.45 per Share
Issue Date:	December 28, 2016
Expiration Date:	December 28, 2026 See also Section 5.1(b).
Credit Facility:

This Warrant to Subscribe for Shares (“Warrant”) is issued in connection with that certain Loan and Security Agreement, dated December 28, 2016, by and among Oxford Finance LLC, as Lender and Collateral Agent, the Lenders from time to time party thereto, including __________ and the Company (as modified, amended and/or restated from time to time, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, ___________ (“_______” and, together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to subscribe for the number of fully paid and non-assessable (which term, when used herein, means that no further sums are required to be paid in connection with such Shares by the holder(s) thereof) shares (the “Shares”) of the above-stated Class of Shares (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. The Company has, by resolution of its board of directors, agreed to issue this Warrant to ________ to subscribe for the Shares on the terms set out in this Warrant.

SECTION 1.    EXERCISE.

1.1       Method of Exercise.  Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate price to be paid for the Shares being subscribed for pursuant to such exercise as determined pursuant to Section 1.2 below (the "Subscription Price").  Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable shares determined in accordance with Section 1.2 below.

1.2       Exercise.  On any exercise of this Warrant:

(a)       if Holder does not elect in the applicable Notice of Exercise to effect that exercise pursuant to Section 1.2(b) below, the number of Shares to be issued by the Company pursuant to that exercise shall be the number of Shares specified in paragraph 1 of the applicable Notice of Exercise and the Subscription Price payable in respect of that exercise shall be the product of the Warrant Price multiplied by the number specified in paragraph 1 of the applicable Notice of Exercise; and

(b)       if Holder does elect in the applicable Notice of Exercise to effect that exercise pursuant to this Section 1.2(b), the number of Shares to be issued by the Company pursuant to that exercise shall be calculated in accordance with the following formula:

X = S – Y

where:

X is the number of Shares to be issued by the Company pursuant to that exercise;

S is the number of Shares specified in paragraph 1 of the applicable Notice of Exercise; and

Y is calculated in accordance with the following formula:

Y = S(WP – N)/FMV

where:

S is the number of Shares specified in paragraph 1 of the applicable Notice of Exercise;

WP is the Warrant Price;

N is the then nominal value of a Share; and

FMV is the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share,

and the Subscription Price payable in respect of that exercise shall be the product of the then nominal value of a Share multiplied by the number specified in paragraph 1 of the applicable Notice of Exercise.

1.3       Fair Market Value.  If the Company’s ordinary shares are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is ordinary shares, the fair market value of a Share shall be the closing price or last sale price of an ordinary share of the Company reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.  If the Company’s ordinary shares are then traded in a Trading Market, the fair market value of a Share shall be the closing price or last sale price of an ordinary share of the Company reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.  If the Company’s ordinary shares are not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4       Delivery of Certificate and New Warrant.  Within a reasonable time after Holder exercises this Warrant in the manner set forth in Sections 1.1 and 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5       Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6       Treatment of Warrant Upon Acquisition of Company.

(a)        Acquisition.  For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any one or more offers by any person or group of persons acting in concert (in either case, the "Offeror") which is publicly disclosed and which, if completed, would result in the Offeror holding or controlling more than 50% of the voting and other equity securities of the Company.

(b)       Treatment of Warrant at Acquisition.  In the event of an Acquisition in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c)       The Company shall provide Holder with written notice of its request relating to the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than twenty-one (21) days prior to the closing of the proposed Cash/Public Acquisition. In the event the Company does not provide such notice, then if, immediately prior to the Cash/Public Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2(b) above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder and Holder shall pay to the Company in the manner prescribed in Section 1.1 above an amount equal to the Subscription Price in respect of such exercise and be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof.

(d)       Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e)       As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, (iii) the issuer thereof has a market cap of at least Five Hundred Million Dollars ($500,000,000) and (iv) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

SECTION 2.   ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1       Stock Dividends, Splits, Etc.  If the Company declares, pays or makes a dividend, distribution or bonus issue on the issued shares of the Class payable in shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the issued shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares subscribable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the issued shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2       Reclassification, Exchange, Combinations or Substitution.  Upon any event whereby all of the issued shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been in issue on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3       Intentionally Left Blank.

2.4       Intentionally Left Blank.

2.5       No Fractional Share.  No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6       Notice/Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based.  The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment and each reference in this Warrant to the Warrant Price, Class and/or number of Shares shall, unless expressly provided otherwise herein, be construed as a reference to the Warrant Price, Class and/or number of Shares respectively as adjusted in accordance with the terms of this Warrant.

SECTION 3.   REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1       Representations and Warranties.  The Company represents and warrants to, and agrees with, the Holder as follows:

(a)       The Company has full power and authority to execute and deliver this Warrant and to comply with the provisions of, and perform its obligations under, this Warrant.

(b)       The Company has taken all necessary action to authorize the execution, delivery and performance of this Warrant and this Warrant constitutes legal, valid and binding obligations enforceable against it.

(c)       The execution of this Warrant and the performance by the Company of its obligations hereunder do not and will not conflict with its constitution or law or regulation applicable to it.

(d)       The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which shares of the Class were last sold and issued prior to the Issue Date hereof in an arms-length transaction in which at least $500,000 of such shares were sold.

(e)       All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws and shall rank pari passu in all respects with all other Shares in issue on the date of such issuance and conform to the rights attached to such shares set out in the constitution of the Company.  The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued share capital such number of shares of the Class, ordinary shares and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into ordinary shares or such other securities.

(f)       The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

3.2       Notice of Certain Events.  If the Company proposes at any time to:

(a)       declare, pay or make any dividend, distribution or bonus issue upon the issued shares of the Class or its ordinary shares, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)       offer for subscription or sale pro rata to the holders of the issued shares of the Class any additional shares of any class or series of the Company’s share capital (other than pursuant to contractual pre-emptive rights);

(c)       effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the issued shares of the Class; or

(d)       effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder:

(1)       at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and

(2)       in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).

Reference is made to Section 1.6(c) whereby this Warrant will be deemed to be exercised pursuant to Section 1.2(b) hereof if the Company does not give written notice to Holder of a Cash/Public Acquisition as required by the terms hereof. Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4.   REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1       Acting for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.  Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2       Disclosure of Information.  Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3       Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4       Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5       The Act.  Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.  Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6       No Voting Rights.  Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5.   MISCELLANEOUS.

5.1       Term; Automatic Exercise Upon Expiration.

(a)       Term.  Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Eastern time, on the Expiration Date and shall be void thereafter.

(b)       Automatic Exercise upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2(b) above as to all Shares (or such other securities) for which it shall not previously have been exercised, and, subject to receipt by the Company of the Subscription Price in respect of the Shares issuable pursuant to such exercise in accordance with Section 1.1, the Company shall, within a reasonable time deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2       Legends.  Each certificate evidencing Shares (and each certificate evidencing the securities issued upon conversion of any Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO _______ DATED DECEMBER 28, 2016, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3       Compliance with Securities Laws on Transfer.  This Warrant and the Shares issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act.  Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4        Transfer Procedure.  After receipt by Holder of the executed Warrant, Holder may transfer all or part of this Warrant to one or more of Holder’s affiliates (each, a “Holder Affiliate”), by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder, any such Holder Affiliate and any subsequent Holder, may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any other transferee, provided, however, in connection with any such transfer, the Holder Affiliate(s) or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

5.5       Warrant Register.  The Company will maintain a register in respect of this Warrant on which shall be entered the name(a) and addresse(s) of the Holders and the particulars of this Warrant held by them and of all cancellations and transfers (in accordance with Section 5.4 above) and exercise of this Warrant.

5.6       Notices.  All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.6. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

_________________

_________________

_________________

_________________

Attn:

Telephone:

Facsimile:

Email:

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address

STRONGBRIDGE BIOPHARMA PUBLIC LIMITED COMPANY

900 Northbrook Drive

Suite 200

Trevose, Pennsylvania 19053

Attn: Chief Legal Officer

Fax:  215-355-7389

Email: s.long@strongbridgebio.com

With a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Attn: Lee Ann Dillon

Fax:  212-521-5450

Email: ldillon@reedsmith.com

5.7       Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.8       Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.9       Counterparts; Facsimile/Electronic Signatures.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.  Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.10       Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

5.11       Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.12       Business Days.  “Business Day” is any day that is not a Saturday, Sunday or a day on which ___________ is closed.

5.13       Rights as Shareholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Ordinary shares which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

5.14       Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

5.15       Registration Rights.  The Shares issuable hereunder initially shall be exempt from registration under the Act.  Following the Date of Grant, and in any case within ninety (90) days thereof, Company shall promptly prepare, file and use its reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form F-3 or such other form as may be appropriate to be filed with the SEC by Company under the Act (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the “Registration Statement”) covering the public resale in the United States of the Shares to be issued pursuant to this Warrant, and Company shall use its reasonable efforts to keep the Registration Statement continuously effective during the Term. Any such registration shall be subject to the customary terms and conditions  used  in connection with resale prospectuses.  Company’s obligations under this Section are contingent upon Holder providing promptly all information concerning such Holder and its proposed plan of distribution as Company may reasonably request in connection with any of the foregoing.

[Remainder of page left blank intentionally]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Subscribe for Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

"Company"

STRONGBRIDGE BIOPHARMA PUBLIC LIMITED COMPANY

By:       ________________________________

Name:   Stephen  Long

Title:     Chief Legal Officer

IN WITNESS WHEREOF, the parties have caused this Warrant to Subscribe for Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

"COMPANY"

STRONGBRIDGE BIOPHARMA PLC

By:        _________________________

Name:   _________________________

              (Print)

Title:     _________________________

"HOLDER"

________________________________

By:        _________________________

Name:   _________________________

              (Print)

Title:     _________________________

APPENDIX 1

NOTICE OF EXERCISE

1.       The undersigned Holder hereby exercises its right to subscribe for _______ ordinary shares in the capital of Strongbridge Biopharma plc (the “Company”) in accordance with the attached Warrant To Subscribe for Shares, and tenders payment of the aggregate Warrant Price for such shares as follows:

[        ]       check in the amount of $_______ payable to order of the Company enclosed herewith

[        ]       Wire transfer of immediately available funds to the Company’s account

[        ]       Net issuance exercise pursuant to Section 1.2(b) of the Warrant

[        ]       Other [Describe] ____________________________________________

2.       [Please issue a certificate or certificates representing the Shares in the name specified below:]

____________________________________

Holder’s Name

____________________________________

____________________________________

(Address)

3.       By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Subscribe for Shares as of the date hereof.

HOLDER:

______________________________________

By:___________________________________

Name:_________________________________

Title:__________________________________

Date:__________________________________

APPENDIX 2

ASSIGNMENT

For value received, ___________ hereby sells, assigns and transfers unto

Name:             [_______ TRANSFEREE]

Address: __________________________________

Tax ID: ___________________________________]

that certain Warrant to Subscribe for Shares issued by Strongbridge Biopharma plc (the “Company”), on [DATE] (the “Warrant”) together with all rights, title and interest therein.

[_______________]

By:___________________________________

Name:_________________________________

Title:__________________________________

Date:__________________________________

By its execution below, and for the benefit of the Company, [TRANSFEREE] makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[TRANSFEREE]

By:___________________________________

Name:_________________________________

Title:_________________________________]

SCHEDULE 1

Company Capitalization Table

21,205,382 Ordinary shares were issued and outstanding as of March 10, 2016.